The Honourable Ken Krawetz Deputy Premier Minister of Finance

SASKATCHEWAN PROVINCIAL BUDGET 10-11
BALANCED. FORWARD-LOOKING. RESPONSIBLE.

SUPPLEMENTARY ESTIMATES NOVEMBER

SASKATCHEWAN

Supplementary Estimates – November

For the Fiscal Year
Ending March 31
2011

General Revenue Fund
Supplementary Estimates - November
Table of Contents

Introduction	3
Statement of Operations and Accumulated Deficit	5
Statement of Change in Net Debt	5
Growth and Financial Security Fund	5
Schedule of Budgetary Appropriation	6
Schedule of Budgetary Appropriation and Expense	7
Schedule of Capital Investments	8
Schedule of Budgetary Appropriation by Classification	9
Schedule of Lending and Investing Disbursements	10
Debt Redemption	10
Budgetary Appropriation - Executive Branch of Government
Advanced Education, Employment and Immigration	11
Agriculture	11
Corrections, Public Safety and Policing	12
Education	12
Energy and Resources	12
Enterprise and Innovation Programs	13
Environment	13
Health	13
Information Technology Office	14
Justice and Attorney General	14
Social Services	14
Budgetary Appropriation - Legislative Branch of Government
Chief Electoral Officer	15
Children's Advocate	15
Conflict of Interest Commissioner	15
Information and Privacy Commissioner	15
Ombudsman	16
Summary - Budgetary Appropriation	16
Lending and Investing Activities
Advanced Education, Employment and Immigration	16
Saskatchewan Water Corporation	16
SaskEnergy Incorporated	17
Summary - Lending and Investing Activities	17
Sinking Fund Payments	17
Growth and Financial Security Fund	17

Introduction

The 2010-11 Supplementary Estimates – November are prepared in accordance with Section 12(1) of The Financial Administration Act, 1993 and therefore“ include the estimated increases in 2010-11 “To Be Voted” and “Statutory” expenditures, loans, advances or investments to be paid from the General Revenue Fund (GRF).

The funding requests reflect the additional commitments that the government has or will undertake during the fiscal year. The requested funding is the net amount required after reallocating voted appropriations not required in other areas of the Vote.

The additional funding contained in the 2010-11 Supplementary Estimates – November includes appropriations already provided by special warrants.  The Financial Administration Act, 1993 requires that special warrant appropriations be “submitted to the Legislative Assembly as part of the next Appropriation Act that is not an Act for interim supply”.

The 2010-11 Supplementary Estimates – November contain financial statements and schedules similar in format to those included in the 2010-11 Estimates and incorporate estimated changes in revenue, expenditure and loan disbursements.

The detail section of the 2010-11 Supplementary Estimates – November follows the similar Vote (ministry or Crown organization), subvote (major program area) and allocation (component of a subvote) as the 2010-11 Estimates.

The subvote descriptions provided in the 2010-11 Estimates apply to the 2010-11 Supplementary Estimates – November.  Subvote descriptions may be expanded by the explanation for the additional funding provided by the Supplementary Estimates.

Descriptions for new votes and subvotes are incorporated into the explanation for the additional funding.

The Principles and Concepts, Accounting Policies and Glossary of Terms outlined in the 2010-11 Estimates apply to the 2010-11 Supplementary Estimates – November.

Statement of Operations and Accumulated Deficit
(thousands of dollars)

	Original	Revised
	Estimated	Estimated	Change
	2010-11	2010-11	2010-11

Revenue	9,949,900	10,676,100	726,200
Expense	10,124,086	10,539,108	415,022

Pre-Transfer Surplus (Deficit)	(174,186)	136,992	311,178
Transfer (to) Growth and Financial Security Fund	-	(68,496)	(68,496)
Transfer from Growth and Financial Security Fund	194,186	-	(194,186)

Surplus	20,000	68,496	48,496
Accumulated Deficit, Beginning of Year	(546,428)	(546,428)	-

Accumulated Deficit, End of Year	(526,428)	(477,932)	48,496

1	This amount represents the accumulated deficit of the General Revenue Fund at March 31, 2010 per the 2009-10 Public Accounts.

Statement of Change in Net Debt
(thousands of dollars)

	Original	Revised
	Estimated	Estimated	Change
	2010-11	2010-11	2010-11

Annual Surplus	20,000	68,496	48,496
Acquisition of Capital Assets	(347,983)	(399,597)	(51,614)
Amortization of Capital Assets (Gross)	165,903	166,160	257
Disposal of Agricultural Land (Book Value)	18,000	13,500	(4,500)

(Increase) Decrease in Net Debt from Operations	(144,080)	(151,441)	(7,361)
Net Debt, Beginning of Year	(3,676,583)	(3,638,254)	38,329

Net Debt, End of Year	(3,820,663)	(3,789,695)	30,968

1	This amount represents the net debt of the General Revenue Fund at March 31, 2010 per the 2009-10 Public Accounts.

Growth and Financial Security Fund
(thousands of dollars)

	Original	Revised
	Estimated	Estimated	Change
	2010-11	2010-11	2010-11

Growth and Financial Security Fund, Beginning of Year	705,009	958,299	253,290
Transfer from General Revenue Fund	-	68,496	68,496
Transfer (to) General Revenue Fund	(194,186)	-	194,186

Growth and Financial Security Fund, End of Year	510,823	1,026,795	515,972

The Growth and Financial Security Fund is established by The Growth and Financial Security Act to assist the Government in achieving its long-term objectives by providing financial security from year to year and/or enhancing economic development in Saskatchewan.
Transfer from the General Revenue Fund (GRF) is 50 per cent of the GRF's pre-transfer surplus in accordance with Section 18(1) of the Act.
Transfer to the GRF is pursuant to Section 20 of the Act.
1	This amount represents the balance at March 31, 2010 per the 2009-10 Public Accounts.

Schedule of Budgetary Appropriation
(thousands of dollars)

	Original	Supplementary	Estimated	Revised
	Estimated	Estimated	Adjustments	Estimated
	2010-11	2010-11	2010-11	2010-11

Ministries and Agencies
Advanced Education, Employment and Immigration *	851,714	11,250	-	862,964
Agriculture	383,470	144,000	-	527,470
Corrections, Public Safety and Policing	353,194	26,001	-	379,195
Education	1,136,319	8,503	-	1,144,822
- Teachers' Pensions and Benefits	176,815	877	-	177,692
Energy and Resources	44,019	600	-	44,619
Enterprise and Innovation Programs	9,547	14,053	-	23,600
Enterprise Saskatchewan	37,036	-	-	37,036
Environment	185,838	8,000	-	193,838
Executive Council	12,177	-	(107)	12,070
Finance	63,544	-	-	63,544
- Public Service Pensions and Benefits	264,474	-	-	264,474
Finance Debt Servicing	435,000	-	(5,000)	430,000
First Nations and Métis Relations	85,733	-	(10,700)	75,033
Government Services	25,020	-	-	25,020
Health	4,202,000	202,550	-	4,404,550
Highways and Infrastructure	301,070	-	-	301,070
Highways and Infrastructure Capital	250,300	-	50,114	300,414
Information Technology Office	18,348	5,144	(5,144)	18,348
Innovation Saskatchewan	1,318	-	-	1,318
Justice and Attorney General	144,150	7,689	-	151,839
Municipal Affairs	382,207	-	-	382,207
Office of the Provincial Capital Commission	10,082	-	-	10,082
Office of the Provincial Secretary	3,417	-	-	3,417
Public Service Commission	35,473	-	-	35,473
Saskatchewan Research Council	16,633	-	-	16,633
Social Services	757,334	10,410	-	767,744
Tourism, Parks, Culture and Sport	112,683	-	(2,408)	110,275
Legislative Assembly and its Officers
Chief Electoral Officer	1,694	248	-	1,942
Children's Advocate	1,621	76	-	1,697
Conflict of Interest Commissioner	156	100	-	256
Information and Privacy Commissioner	927	50	-	977
Legislative Assembly	23,905	-	-	23,905
Ombudsman	2,221	73	-	2,294
Provincial Auditor	8,008	-	-	8,008

Budgetary Appropriation	10,337,447	439,624	26,755	10,803,826

"Voted" Budgetary Appropriation	9,587,184	439,173	31,755	10,058,112
"Statutory" Budgetary Appropriation	750,263	451	(5,000)	745,714

*		Includes the appropriation for which administration has been transferred to the Ministry of Labour Relations and Workplace Safety and the Ministry of Social Services
by Order in Council 417/2010 made pursuant by The Government Organization Act.
1 Estimated adjustments include the following:
Voted Appropriation forecasted to be unutilized		(13,215)
Statutory Appropriation revised downwards		(5,000)
2009-10 Highways and Infrastructure Capital carry over to 2010-11		110,114
2010-11 Forecasted Highways and Infrastructure Capital carry over to 2011-12		(60,000)
2009-10 Expenditures charged against 2010-11		(5,144)
		26,755
2		The supplementary funding of $5.144M for the Information Technology Office replaces 2010-11 appropriation charged with 2009-10 expenses.

Schedule of Budgetary Appropriation and Expense
(thousands of dollars)

	Revised	Revised	Revised	Revised
	Estimated	Capital Asset	Amortization of	Estimated
	Appropriation	Acquisitions	Capital Assets	Expense
	2010-11	2010-11	2010-11	2010-11

Ministries and Agencies
Advanced Education, Employment and Immigration *	862,964	7,580	1,997	857,381
Agriculture	527,470	-	2,306	529,776
Corrections, Public Safety and Policing	379,195	14,490	301	365,006
Education	1,144,822	1,720	1,000	1,144,102
- Teachers' Pensions and Benefits	177,692	-	-	177,692
Energy and Resources	44,619	10,500	4,201	38,320
Enterprise and Innovation Programs	23,600	-	-	23,600
Enterprise Saskatchewan	37,036	-	-	37,036
Environment	193,838	16,569	5,030	182,299
Executive Council	12,070	-	-	12,070
Finance	63,544	4,150	959	60,353
- Public Service Pensions and Benefits	264,474	-	-	264,474
Finance Debt Servicing	430,000	-	-	430,000
First Nations and Métis Relations	75,033	-	7	75,040
Government Services	25,020	12,548	-	12,472
Health	4,404,550	1,476	1,582	4,404,656
Highways and Infrastructure	301,070	9,372	111,241	402,939
Highways and Infrastructure Capital	300,414	300,414	-	-
Information Technology Office	18,348	2,250	374	16,472
Innovation Saskatchewan	1,318	-	-	1,318
Justice and Attorney General	151,839	8,800	700	143,739
Municipal Affairs	382,207	-	-	382,207
Office of the Provincial Capital Commission	10,082	-	-	10,082
Office of the Provincial Secretary	3,417	-	-	3,417
Public Service Commission	35,473	100	1,500	36,873
Saskatchewan Research Council	16,633	-	-	16,633
Social Services	767,744	4,645	1,014	764,113
Tourism, Parks, Culture and Sport	110,275	4,907	2,552	107,920
Legislative Assembly and its Officers
Chief Electoral Officer	1,942	15	-	1,927
Children's Advocate	1,697	-	-	1,697
Conflict of Interest Commissioner	256	-	-	256
Information and Privacy Commissioner	977	-	-	977
Legislative Assembly	23,905	30	75	23,950
Ombudsman	2,294	-	-	2,294
Provincial Auditor	8,008	31	40	8,017

Total	10,803,826	399,597	134,879	10,539,108

*	Includes the appropriation for which administration has been transferred to the Ministry of Labour Relations and Workplace Safety and the Ministry of Social Services
by Order in Council 417/2010 made pursuant by The Government Organization Act.
1	Revised Estimated is the estimated usage of voted and statutory appropriations for 2010-11 - see Schedule of Budgetary Appropriation.
2	Estimated usage of appropriation for government-owned capital - see Schedule of Capital Investments.
3	Total capital amortization of government-owned assets excludes amortization incurred by service providers such as the Ministry of Government Services that is recovered from voted appropriation through billing client ministries ($21,999K) and from non-GRF organizations ($9,282K).

Schedule of Capital Investments
(thousands of dollars)

	Original	Supplementary	Estimated	Revised
	Estimated	Estimated	Adjustments	Estimated
	2010-11	2010-11	2010-11	2010-11

Capital Asset Acquisitions
Advanced Education, Employment and Immigration	7,580	-	-	7,580
Corrections, Public Safety and Policing	17,290	-	(2,800)	14,490
Education	1,720	-	-	1,720
Energy and Resources	10,500	-	-	10,500
Environment	16,569	-	-	16,569
Finance	4,150	-	-	4,150
Government Services	12,548	-	-	12,548
Health	1,476	-	-	1,476
Highways and Infrastructure	259,672	-	50,114	309,786
Information Technology Office	2,250	-	-	2,250
Justice and Attorney General	4,500	4,300	-	8,800
Public Service Commission	100	-	-	100
Social Services	4,645	-	-	4,645
Tourism, Parks, Culture and Sport	4,907	-	-	4,907
Legislative Assembly and its Officers	76	-	-	76

Capital Asset Acquisitions	347,983	4,300	47,314	399,597

Capital Transfer Payments
Advanced Education, Employment and Immigration	22,409	3,000	-	25,409
Corrections, Public Safety and Policing	6,135	-	-	6,135
Education	18,142	-	-	18,142
Health	-	195,000	-	195,000
Highways and Infrastructure	42,278	-	-	42,278
Municipal Affairs	176,741	-	-	176,741
Social Services	4,300	-	-	4,300
Tourism, Parks, Culture and Sport	13,731	-	(2,725)	11,006

Capital Transfer Payments	283,736	198,000	(2,725)	479,011

Capital Investments	631,719	202,300	44,589	878,608

1			The estimated adjustments represent transfers between capital (asset acquisitions and transfers payments) and non-capital appropriations, forecasted reductions or savings and the net change in capital carry over in Highways and Infrastructure (see note 2).
2			This amount represents the 2009-10 capital carry over of $110,114K, offset by the 2010-11 forecasted capital carry over of ($60,000K) for work in progress by year end as authorized by annual Appropriation Acts.

Schedule of Budgetary Appropriation by Classification
(Supplementary Estimates - November)
(thousands of dollars)

	Government Delivered Programs			Transfers

				Transfers for Public Service

	Salaries and	Goods and				Transfers to	2010-11
Vote	Benefits	Services	Capital	Operating	Capital	Individuals	Total

Ministries and Agencies
Advanced Education, Employment and Immigration	-	-	-	8,250	3,000	-	11,250
Agriculture	-	-	-	-	-	144,000	144,000
Corrections, Public Safety and Policing	-	3,750	-	-	-	22,251	26,001
Education	-	-	-	9,380	-	-	9,380
Energy and Resources	-	600	-	-	-	-	600
Enterprise and Innovation Programs	-	-	-	14,053	-	-	14,053
Environment	-	-	-	8,000	-	-	8,000
Health	-	-	-	7,550	195,000	-	202,550
Information Technology Office	-	5,144	-	-	-	-	5,144
Justice and Attorney General	1,849	1,540	4,300	-	-	-	7,689
Social Services	-	1,000	-	-	-	9,410	10,410
Legislative Assembly and its Officers
Chief Electoral Officer	-	248	-	-	-	-	248
Children's Advocate	63	13	-	-	-	-	76
Conflict of Interest Commissioner	-	100	-	-	-	-	100
Information and Privacy Commissioner	32	18	-	-	-	-	50
Ombudsman	68	5	-	-	-	-	73

Supplementary Budgetary Appropriation	2,012	12,418	4,300	47,233	198,000	175,661	439,624

"Voted" Budgetary Appropriation	1,809	12,170	4,300	47,233	198,000	175,661	439,173
"Statutory" Budgetary Appropriation	203	248	-	-	-	-	451

1 The supplementary funding of $5.144M for the Information Technology Office replaces 2010-11 appropriation charged with 2009-10 expenses.

Schedule of Lending and Investing Disbursements
(thousands of dollars)

	Original	Revised
	Estimated	Estimated	Change
	2010-11	2010-11	2010-11

Crown Corporations - Loans
Municipal Financing Corporation of Saskatchewan	20,000	20,000	-
Saskatchewan Gaming Corporation	7,000	-	(7,000)
Saskatchewan Opportunities Corporation	15,000	13,000	(2,000)
Saskatchewan Power Corporation	454,100	336,600	(117,500)
Saskatchewan Telecommunications Holding Corporation	317,400	211,400	(106,000)
Saskatchewan Water Corporation	17,000	17,100	100
SaskEnergy Incorporated	105,000	133,900	28,900

Crown Corporations - Loans	935,500	732,000	(203,500)

Other - Loans
Advanced Education, Employment and Immigration	42,000	46,000	4,000
Enterprise and Innovation Programs	4,000	3,500	(500)
First Nations and Métis Relations	350	325	(25)

Other - Loans	46,350	49,825	3,475

Loans	981,850	781,825	(200,025)

Investments
Contributions to Sinking Funds	90,167	90,716	549

Investments	90,167	90,716	549

Disbursements	1,072,017	872,541	(199,476)

Debt Redemption
(thousands of dollars)

	Original	Revised
	Estimated	Estimated	Change
	2010-11	2010-11	2010-11

Debt Redemption
Government General Debt	479,120	488,648	9,528
Crown Corporation General Debt	38,200	8,100	(30,100)
Government Business Enterprise Specific Debt	170,000	170,000	-

Amounts in this vote are "Statutory".	687,320	666,748	(20,572)

General Revenue Fund
Supplementary Estimates - November
For the Fiscal Year Ending March 31, 2011
(thousands of dollars)

		Supplementary
		Estimates
		2010-11
Budgetary Appropriation

Executive Branch of Government

Advanced Education, Employment and Immigration - Vote 37

Post-Secondary Education (AE02)
Universities, Federated and Affiliated Colleges	8,250
Post-Secondary Capital Transfers	3,000	11,250
		11,250

Additional funding is required for increased operating and capital costs associated with the expansion of the Registered Nursing Program by 170 training seats.

Agriculture - Vote 1

Business Risk Management (AG10)
AgriRecovery	144,000
144,000

Additional funding was provided by Special Warrant for the estimated cost of $144.0M for the provincial portion of the Canada-Saskatchewan Excess Moisture Program.
Subsequently, it has been projected that only $107.0M will be required for the program and $37.0M is required to address a pressure in the AgriStability program within the Business Risk Management subvote.

Supplementary Estimates - November
Continued
(thousands of dollars)

		Supplementary
		Estimates
		2010-11
Corrections, Public Safety and Policing - Vote 73

Adult Corrections (CP04)
Adult Corrections Facilities	2,800
Community Operations	700	3,500
Public Safety (CP06)
Protection and Emergency Services	250
Provincial Disaster Assistance Program	22,251	22,501
		26,001

Additional funding is required for increased eligible claims under the Provincial Disaster Assistance Program ($25.051M) offset by savings ($2.8M) from major government-owned capital projects. This expense is partially offset by federal funding ($21.25M). Additional funding is also required for Pakistan flood relief and to manage higher than anticipated probation and bail supervision counts and inmate custody counts.

Education - Vote 5

PreK-12 Education (ED03)
School Operating	7,836
School Operating K-12 Initiatives	667	8,503

Teachers' Pensions and Benefits (ED04)
Teachers' Extended Health Plan		877
		9,380

Additional funding is required for an increase in the school operating grant related to education property tax reconciliation, and for an increase to the Teachers’ Extended Health Plan.

Energy and Resources - Vote 23

Resource and Energy Policy (ER06)
Mineral and Energy Policy	600
600

Additional funding is required to cover the costs for review of the BHP Billiton offer for Potash Corporation.

Supplementary Estimates - November
Continued
(thousands of dollars)

Supplementary
Estimates
2010-11
Enterprise and Innovation Programs - Vote 43

Investment Programs (EI03)
Ethanol Fuel Tax Rebate	14,053
14,053

Additional funding of $5.0M was provided by Special Warrant for the full reinstatement of the Ethanol Fuel Tax Rebate Program.  Additional funding of $9.053M is required to ensure this program is fully funded for 2010-11.

Environment - Vote 26
Environmental Protection (EN11)
Saskatchewan Watershed Authority - Flood Relief	8,000
8,000

Additional funding is required for flood mitigation in the Fishing Lake area.

Health - Vote 32

Provincial Health Services (HE04)
Health Research		5,050
Regional Health Services (HE03)
Regional Targeted Programs and Services	2,500
Facilities - Capital Transfers	195,000	197,500
		202,550

Additional funding is required for physician-related costs within regional health authorities and for Multiple Sclerosis (MS) clinical trials. Additional capital investments will provide $195.0M for the Children’s Hospital.

Supplementary Estimates - November
Continued
(thousands of dollars)

Supplementary
Estimates
2010-11
Information Technology Office - Vote 74
Interministerial Services (IT04)
Interministerial Services	5,144
5,144

In the 2009-10 fiscal year, the Information Technology Office – Interministerial Services subvote incurred $5.144M of expenses which were not recovered from client ministries. The
Financial Administration Act, 1993 requires that expense in excess of the 2009-10 appropriation must be charged against the 2010-11 appropriation.  The additional appropriation of $5.144M restores ITO’s 2010-11 appropriation available for 2010-11 expenses to the amount originally budgeted.

Justice and Attorney General - Vote 3
Courts and Civil Justice (JU03)
Court Services	2,982
Salaries - Provincial Court Judges (Statutory)	203
Public Guardian and Trustee	204	3,389
Courts Capital (JU11)
Courts Capital		4,300
This vote includes "Statutory" amounts. The amount "To Be Voted" is $7,486K.		7,689

Additional funding is required to address workload pressures in Court Services and the Public Guardian and Trustee, as well as a mandated increase in Judges’ salaries.
Additional capital investments will provide for continued work on the Meadow Lake Court House, as progress was delayed at the end of 2009-10 due to weather.

Social Services - Vote 36

Central Management and Services (SS01)
Central Services		1,000

Income Assistance and Disability Services (SS03)
Saskatchewan Assistance Program	7,010
Transitional Employment Allowance	900
Rental Housing Supplements	1,500	9,410
		10,410

Additional funding is required for an increase in caseloads and rental housing supplements.

Supplementary Estimates - November
Continued
(thousands of dollars)

Supplementary
Estimates
2010-11

Legislative Branch of Government
Chief Electoral Officer - Vote 34
Chief Electoral Officer (CE01)
Chief Electoral Officer	248
Amounts in this vote are "Statutory".	248

Additional statutory funding is required to cover the costs of the Saskatoon Northwest by-election.

Children's Advocate - Vote 76

Children's Advocate (CA01)
Children's Advocate Operations	76
76

Additional funding is required for increased salary and accommodation costs.

Conflict of Interest Commissioner - Vote 57

Conflict of Interest Commissioner (CC01)
Conflict of Interest Commissioner	100
100

Additional funding was provided by Special Warrant to cover costs associated with an inquiry that was ordered by the Legislative Assembly.

Information and Privacy Commissioner - Vote 55

Information and Privacy Commissioner (IP01)
Information and Privacy Commissioner	50
50

Additional funding is required for increased salary and accommodation costs.

Supplementary Estimates - November
Continued
(thousands of dollars)

Supplementary
Estimates
2010-11
Ombudsman - Vote 56
Ombudsman (OM01)
Ombudsman Operations	73
73

Additional funding is required for increased salary and accommodation costs.

Summary - Budgetary Appropriation

"To Be Voted"	439,173
"Statutory"	451
Total Budgetary Appropriation	439,624
Amount Provided by Special Warrant	149,100
Additional Funding Required	290,524

Lending and Investing Activities

Advanced Education, Employment and Immigration - Vote 169
Loans to Student Aid Fund (AE01)	4,000
4,000

Additional funding is required to manage an increase of approximately 10 per cent in loans extended compared to what was estimated at the start of the year.

Saskatchewan Water Corporation - Vote 140

Loans (SW01) - (Statutory)	100
Amounts in this vote are "Statutory".	100

Supplementary Estimates - November
Continued
(thousands of dollars)

Supplementary
Estimates
2010-11
SaskEnergy Incorporated - Vote 150

Loans (SE01) - (Statutory)	28,900
Amounts in this vote are "Statutory".	28,900

Summary - Lending and Investing Activities
"To Be Voted"	4,000
"Statutory"	29,000

Total Lending and Investing Activities	33,000

Sinking Fund Payments - Government Share - Vote 176
Sinking Fund Payments	549
Amounts in this vote are "Statutory".	549

Growth and Financial Security Fund - Vote 82

Growth and Financial Security Transfer (GF01)
Transfer from the General Revenue Fund	68,496
Amounts in this vote are "Statutory".	68,496

An additional statutory transfer to the Growth and Financial Security Fund is required to provide for 50 per cent of the forecasted pre-transfer surplus pursuant to Section 18(1) of The Growth and Financial Security Act.